                                  EXHIBIT 10.16









                           BELDEN WIRE & CABLE COMPANY
                  SUPPLEMENTAL EXCESS DEFINED CONTRIBUTION PLAN

                      (RESTATED EFFECTIVE JANUARY 1, 1998)

                           BELDEN WIRE & CABLE COMPANY
                  SUPPLEMENTAL EXCESS DEFINED CONTRIBUTION PLAN


                                TABLE OF CONTENTS


                                                                                   Page
                                                                                   ----
ARTICLE I         PREAMBLES
                  Section 1.1      Establishment of Plan                             1
                  Section 1.2      Purpose                                           1
                  Section 1.3      Interpretation and Governing Law                  1

ARTICLE II        DEFINITIONS                                                        2

ARTICLE III       ELIGIBILITY TO PARTICIPATE
                  Section 3.1      Participation and Eligibility Requirements        5
                  Section 3.2      Determination of Eligibility                      5
                  Section 3.3      Termination of Participation                      6

ARTICLE IV        SUPPLEMENTAL CONTRIBUTIONS
                  Section 4.1      Supplemental Matching Contributions               7
                  Section 4.2      Supplemental Basic Contributions                  7

ARTICLE V         SEPARATE ACCOUNTS
                  Section 5.1      Types of Separate Accounts                        9
                  Section 5.2      Interest                                          9

ARTICLE VI        BENEFITS UPON RETIREMENT
                  Section 6.1      Retirement Benefits                              10
                  Section 6.2      Death Benefits                                   10

ARTICLE VII       DISTRIBUTION OF BENEFITS
                  Section 7.1      Form of Benefits                                 11
                  Section 7.2      Time of Benefit Payments                         11

ARTICLE VIII      FUNDING
                  Section 8.1      Funding of the Plan                              12
                  Section 8.2      Right to Assets                                  12
                  Section 8.3      No Guarantee of Benefits                         12
                  Section 8.4      Change of Control                                12


ARTICLE IX        AMENDMENT OR TERMINATION OF THE PLAN
                  Section 9.1      Amendment or Termination                         14
                  Section 9.2      Effect of Amendment or Termination               14
                  Section 9.3      Adoption by Subsidiaries                         14

ARTICLE X         PLAN ADMINISTRATOR
                  Section 10.1     Appointment                                      15
                  Section 10.2     Authority                                        15
                  Section 10.3     Indemnification                                  15

ARTICLE XI        CLAIMS FOR BENEFITS
                  Section 11.1     Submission of Claims                             16
                  Section 11.2     Denial of Claims                                 16
                  Section 11.3     Review of Denied Claims                          16

ARTICLE XII       MISCELLANEOUS PROVISIONS
                  Section 12.1     Participant's Rights                             17
                  Section 12.2     Information to be Furnished                      17
                  Section 12.3     Alienation                                       17
                  Section 12.4     Construction                                     18
                  Section 12.5     Severability                                     18
                  Section 12.6     Liability                                        18

                                    ARTICLE I
                                    PREAMBLES


SECTION 1.1  ESTABLISHMENT OF PLAN
Effective August 1, 1993, Belden Wire & Cable Company ("Company") established the Belden Wire & Cable Company Supplemental Excess Defined Contribution Plan as an unfunded program of deferred compensation for highly compensated employees and their Beneficiaries.

SECTION 1.2  PURPOSE
The Plan was adopted to ensure the overall effectiveness of the Company's compensation program in attracting, retaining and motivating qualified senior management and highly compensated employees. This Plan will provide for payment of benefits that will supplement the benefits otherwise provided by the Belden Wire & Cable Company Retirement Savings Plan ("Savings Plan") as amended from time to time (and any tax-qualified plan adopted as a successor to the Savings
Plan).

This Plan shall be binding on the Company and any successor company into which or with which the Company or any constituent part thereto may be merged or consolidated, or to which the Company or any constituent part thereof may sell or distribute by way of liquidation or otherwise any or all of its assets.

SECTION 1.3  INTERPRETATION AND GOVERNING LAW
This Plan is intended to constitute an unfunded program maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees consistent with the requirements of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974 ("ERISA").

                                   ARTICLE II
                                  DEFINITIONS


2.1 "BENEFICIARY" OR "BENEFICIARIES" means the person or persons designated or deemed designated, pursuant to the provisions of the Savings Plan to receive or continue to receive benefits upon the death of a Participant.

2.2      "CHANGE OF CONTROL" means

         (A) the purchase or other acquisition by any person, entity or group, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, or any comparable successor provisions, of beneficial ownership of thirty percent (30%) or more of either the outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally,

         (B) at any time a majority of the Board of Directors of the Company is comprised of persons other than Continuing Directors (for purposes of this subsection (B), Continuing Directors shall mean a member of the Board of Directors who was either (i) first elected or appointed to the Board prior to the date of this Plan; or (ii) subsequently elected or appointed to the Board by a majority of the then Continuing Directors),

         (C) any reorganization or recapitalization of the Company which would result in a Change of Control, or

         (D) a liquidation or dissolution of the Company or the sale of all or substantially of the Company's assets.

2.3 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

2.4      "COMPANY" means Belden Wire & Cable Company.

2.5 "COMPENSATION" means the total wages and salary, including overtime payments, commissions, and other monetary remuneration, if any, which is included in a

         Participant's gross pay with respect to a month for services rendered to the Employer, but excluding any relocation expense reimbursements as well as foreign service premiums and allowances, plus basic contributions made on behalf of such Participant under the Savings Plan and Supplemental Elective Deferral Contributions credited to such Participant under Section 4.2 of the Plan.

2.6 "DEFERRAL PLAN" means the Belden Wire & Cable Company Management Incentive Compensation Deferral Plan.

2.7      "EFFECTIVE DATE" means August 1, 1993.

2.8 "EMPLOYEE" means any person employed by the Employer who is covered under the terms of the Savings Plan and who is a member of a select group of management or is a highly compensated employee as specifically designated by the Company, in its sole discretion.

2.9 "EMPLOYER" means Belden Wire & Cable Company, Belden Communications Company, Belden Technologies, Inc. and such other entity that may adopt this Plan pursuant to Section 9.3 of Article IX.

2.10 "PARTICIPANT" means an Employee who has met the eligibility conditions of Article III and is selected by the Company to participate under this Plan.

2.11 "PLAN" means the Belden Wire & Cable Company Supplemental Excess Defined Contribution Plan.

2.12 "PLAN ADMINISTRATOR" means the person or persons appointed to administer the Plan in accordance with Article VII of the Plan.

2.13 "PLAN YEAR" means the twelve (12) month period beginning January 1 and ending the following December 31.

2.14 "PRIOR PLAN" means the Cooper Industries, Inc. Supplemental Excess Defined Contribution Plan.

2.15     "SAVINGS PLAN" means the Belden Wire & Cable Company Retirement Savings
         Plan.

2.16 "SEPARATE ACCOUNT" means the accounts maintained in the name of a Participant pursuant to Section 5.1 of the Plan.

2.17 "SUPPLEMENTAL ELECTIVE DEFERRAL CONTRIBUTIONS" means the contributions credited to a Participant under the Plan pursuant to Section 4.2.

2.18 "SUPPLEMENTAL MATCHING CONTRIBUTIONS" means the Employer contributions credited to a Participant under the Plan pursuant to Section 4.1.

2.19 "SUPPLEMENTAL TAX CONTRIBUTIONS" means the contributions credited to a Participant under the Plan pursuant to Section 4.3.

2.20 "TRUST" means the Trust Agreement between Belden Wire & Cable Company and Banker's Trust Company effective January 1, 1998 and any successor agreement thereto. Such Trust constitutes an unfunded arrangement and will not affect the status of the Plan as an unfunded plan for purposes of Title I of ERISA.

Other terms used herein but not defined shall have the same meaning as defined in the Savings Plan. The masculine gender shall include both sexes; the singular shall include the plural and the plural the singular, unless the context otherwise requires.

                                   ARTICLE III
                           ELIGIBILITY TO PARTICIPATE


SECTION 3.1   PARTICIPATION AND ELIGIBILITY REQUIREMENTS

Each Employee of the Employer who is selected by the Plan Administrator with approval from the Chief Executive Officer, as designated in writing, shall become a Participant hereunder on the date designated by the Company coincident with the date he meets the eligibility requirements of (A) or (B) below.

(A) Each management or highly compensated employee, so selected, who has met the eligibility requirements of the Savings Plan and whose benefits under the Savings Plan are limited due to Code Section 401(a)(17), Code Section 415, and/or Code Section 402(g).

(B) Any select management or highly compensated employee of Cooper Industries, Inc. who

     (i) is designated as a Participant in the Plan by the Plans Administration Committee of Cooper Industries, Inc. and the Company with respect to the period prior to the consummation of the initial public offering of the common stock of Belden, Inc., or

     (ii) was eligible to participate in the Prior Plan on the day before the Effective Date and who had terminated employment with a Belden Division facility that became part of the Company on the Effective Date, shall become a Participant in the Plan.

SECTION 3.2   DETERMINATION OF ELIGIBILITY

The eligibility of each Employee to become a Participant under the Plan shall be determined by the Plan Administrator with approval from the Chief Executive Officer, such decision shall be final and binding upon all persons with an interest under the Plan.

Except as specifically herein provided to the contrary, the rights of any former Participant who terminated employment with the Employer prior to August 1, 1993 shall be determined without regard to the provisions of this Plan. The benefit payable to a Participant who retired or terminated employment prior to January 1, 1998 shall be an amount determined in accordance with the provisions of the Plan as in effect at the time of such retirement or termination of employment.

SECTION 3.3       TERMINATION OF PARTICIPATION
A Participant shall cease to be a Participant under the Plan if he is no longer determined to be a highly compensated Employee, a member of a select group of management, or is no longer determined to be a Participant by the Plan Administrator with approval from the Chief Executive Officer. Any Participant who terminated employment and who is rehired by the Employer may, upon his return to service, become a Participant again if and when such former Participant meets the eligibility requirements of Section 3.1 of the Plan. If a Participant ceases to be a Participant in the Savings Plan, he shall cease to be a Participant under this Plan on the date he ceases to be a Participant in the Savings Plan.

Upon a termination of participation, a Participant shall be eligible to receive any benefit payable under the Plan upon his termination of employment at the time specified pursuant to Article VII, Section 7.2.

                                   ARTICLE IV
                           SUPPLEMENTAL CONTRIBUTIONS


SECTION 4.1  SUPPLEMENTAL MATCHING CONTRIBUTIONS
As of the Effective Date, the Separate Account of each Participant who was a participant in the Prior Plan on the day before the Effective Date shall be credited with Supplemental Matching Contributions equal to the supplemental contributions credited to him under the Prior Plan and transferred to the Plan as of the Effective Date. Moreover, as of the last day of each month, the Separate Account of each Participant shall be credited with Supplemental Matching Contributions equal to the sum of:
(A) the amount with respect to which Matching Contributions under the Savings Plan are limited for such month due to the provisions of Sections 401(a)(17), 401(k)(3) and 415 of the Code;
(B) the amount with respect to which Matching Contributions under the Savings Plan are limited for such month due to the limits under Sections 401(a)(17), 401(k)(3), and 415 of the Code and 402(g) on Elective Deferrals as long as Supplemental Elective Deferrals are deferred from Compensation in accordance with a duly executed and filed compensation reduction authorization form; and
(C) the amount that would have been contributed by an Employer under the Savings Plan for such month if the Participant had not participated in the Deferral Plan and had made contributions under the Savings Plan with respect to the compensation deferred under the Deferral Plan in accordance with his election in effect for such month under the Savings Plan and the provisions of the Savings Plan in effect for such month without regard to any limitations imposed by Section 415 of the Code.

SECTION 4.2  SUPPLEMENTAL ELECTIVE DEFERRAL CONTRIBUTIONS
As of the last day of each month, the Separate Account of each Participant shall be credited with Supplemental Elective Deferral Contributions equal to the Elective Deferral Contributions that would have been credited to the Savings Plan on his behalf for such month except for the provisions of Sections 401(a)(17), 402(g), 401(k)(3), and Section 415 of the Code and that were deferred from his Compensation in accordance with a duly executed and filed compensation reduction authorization form; provided, however, that in no event shall Supplemental Elective Deferral Contributions of such Participant for such month under the Savings Plan exceed fifteen percent of such Participant's Compensation.

                                    ARTICLE V
                                SEPARATE ACCOUNTS


SECTION 5.1  TYPES OF SEPARATE ACCOUNTS
Each Participant shall have established in his name a Separate Account which shall reflect the contributions as well as interest thereon credited to him pursuant to Article IV and Section 5.2.

SECTION 5.2  INTEREST
Each month, the Separate Account of a Participant shall be deemed to earn, and, as of the last day of such month, shall be credited with, a rate of interest equal to the average rate earned in the Guaranteed Income Fund of the Savings Plan during such month. However, if the Plan is funded in accordance with the provisions of Subsection 8.4, the Separate Account of the Participant shall be allocated a pro-rata share of the investment gains/(losses) of the Trust fund.

                                   ARTICLE VI
                                    BENEFITS


SECTION 6.1       BENEFITS
The benefit payable to a Participant under the Plan shall be the amount at the time of distribution in the Separate Account established in the Participant's name pursuant to Article V.

SECTION 6.2       DEATH BENEFITS
In the event a Participant dies before his interest under the Plan has been distributed to him in full, any remaining interest, or portion thereof, shall be determined pursuant to Section 6.1 and distributed to his Beneficiary who shall be the person designated as his beneficiary under the Savings Plan. Such benefit shall be payable in a lump sum determined as if the provisions of the Savings Plan providing for the limitation of compensation and benefits in accordance with Code Section 401(a)(17), 401(k)(3), 402(g) and/or Code Section 415 were inapplicable, less the lump sum of the death benefit actually payable under the Savings Plan taking into account the limitations on compensation and benefits in accordance with Code Section 401(a)(17), 401(k)(3), 402(g) and Code Section 415.

                                   ARTICLE VII
                            DISTRIBUTION OF BENEFITS


SECTION 7.1       FORM OF BENEFITS
Effective January 1, 1998, the benefits payable to or on behalf of a Participant as determined under Section 6.1 of Article VI who has not yet attained age 55 shall be paid in the form of a lump sum equal to the Participant's benefits determined hereunder. In the event the Participant is age 55 at termination of employment, the benefits payable to the Participant shall be payable in the same form of payment as elected under the Savings Plan. The amount and computation of any form of payment hereunder shall be determined in accordance with the procedures and provisions under the Savings Plan in effect on the Participant's benefit commencement date.

SECTION 7.2       TIME OF BENEFIT PAYMENTS
The benefits payable to or on behalf of a Participant as determined under
Section 6.1 or Section 6.2 of Article IV who has not yet attained age 55 shall be paid as soon as administratively feasible after termination of employment. In the event the Participant is age 55 at the time his employment terminates, the benefits payable to, or on behalf of, such Participant shall be paid coincident with the date benefits are paid under the Savings Plan.

                                  ARTICLE VIII
                                     FUNDING


SECTION 8.1       FUNDING OF THE PLAN
The Plan, at all times, shall be entirely unfunded and shall constitute merely the unsecured promise of the Company to make the payments as provided for in the Plan. No Participant nor any other person shall have, by reason of this Plan, any rights, title or interest of any kind in or to any property of the Company, nor any beneficial interest in any trust which may be established by the Company in connection with this Plan nor any guarantee that assets of the Company will be sufficient to pay benefits under this Plan. If the Company transfers any property to the Trust in connection with this Plan, such Trust shall not be held for the exclusive benefit of the Participants and any assets held in such Trust shall be subject to the claims of the Company's general creditors in the event of the Company's insolvency.

SECTION 8.2  RIGHT TO ASSETS
The rights of the Participant or any Beneficiary of a Participant shall be those of an unsecured creditor. Any insurance policy or other asset acquired by the Employer shall be deemed to not be held in trust for the benefit of the Participant or to be collateral security for the performance of the obligations of the Company, but shall remain a general, unpledged, and unrestricted asset of the Company.

SECTION 8.3  NO GUARANTEE OF BENEFITS
Nothing contained in this Plan shall constitute a guarantee by the Company or any other entity or person, that the assets of the Company will be sufficient to pay the benefits hereunder.

SECTION 8.4  CHANGE IN CONTROL
The occurrence of a Change in Control shall be determined finally and conclusively by the Plan Administrator and shall be evidenced by a letter signed by the duly appointed representative of the Plan Administrator, delivered to the Chief Executive Officer and the trustee, if any. If the Plan Administrator fails to act, the Chief Executive Officer or the trustee, if any, shall make and give notice of the determination of a Change in Control.

If a Change in Control occurs, failure of the Plan Administrator, the Chief Executive Officer or the trustee, if any, to take the action required in the preceding paragraph shall not affect in any manner the obligation of the company or the full right, title, and interest of each Participant under this Plan to receive from the Company the full amount of the benefit payable hereunder and the entitlement of each Participant to receive such benefit from the Company shall be valid and enforceable by each Participant in any state or federal court of competent jurisdiction.

In the event of a Change of Control, the Company shall make, within thirty (30) days of such change, an irrevocable contribution to the Plan in an amount that is sufficient to pay all Plan Participants and their Beneficiaries the aggregate benefits to which they would be entitled pursuant to the terms of the Plan as of the date of the Change of Control (whether or not they are then entitled to receive such benefits), and shall thereafter make further irrevocable contributions to the Trust on a current basis as, and in the amount that, such benefits accrue.

A Participant shall become 100% vested in the benefit payable under this Plan upon a Change of Control.

                                   ARTICLE IX
                      AMENDMENT OR TERMINATION OF THE PLAN


SECTION 9.1  AMENDMENT OR TERMINATION
The Company acting through its Board of Directors reserves and shall have the right at any time to modify, amend, or terminate in whole, or in part, any or all provisions of the Plan at any time.

SECTION 9.2  EFFECT OF AMENDMENT OR TERMINATION
No amendment or termination of the Plan shall directly or indirectly deprive any current or former Participant or Beneficiary of all or any portion of any benefit payment that commenced prior to the effective date of such amendment or termination.

SECTION 9.3  ADOPTION BY SUBSIDIARIES
Any subsidiary of the Company which at the time is not an Employer may, with the consent of the Company, adopt the Plan and become an Employer hereunder by causing an appropriate written instrument evidencing such adoption to be executed pursuant to the authority of its Board of Directors and filed with the Company.

                                    ARTICLE X
                               PLAN ADMINISTRATOR


SECTION 10.1  APPOINTMENT
The Board of Directors shall appoint a Plan Administrator. Any person including, but not limited to, the Employer or Employees of the Employer, shall be eligible to serve as Plan Administrator.

SECTION 10.2  AUTHORITY
The primary responsibility of the Plan Administrator is to administer the Plan, subject to the specific terms of the Plan. The Plan Administrator shall have the discretionary authority to determine all questions related to eligibility for benefits and to construe the terms and conditions of the Plan. Any determination by the Plan Administrator shall be conclusive and binding upon all persons. The Plan Administrator may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such a manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan. Any rules, regulations or procedures that may be necessary for the proper administration or functioning of this Plan that are not covered in this Plan shall be promulgated and adopted by the Plan Administrator.

The Plan Administrator may delegate any of its powers, authorities, or responsibilities for the operation and administration of the Plan to any person or committee so designated in writing by it and may employ such attorneys, agents, and accountants as it may deem necessary or advisable to assist it in carrying out its duties hereunder.

SECTION 10.3  INDEMNIFICATION
The Company agrees to indemnify and hold the Plan Administrator harmless against any and all claims, losses, damages, expenses and liabilities which he may incur in the exercise and performance of his powers and duties hereunder, unless same is determined to be due to gross negligence or willful misconduct.

                                   ARTICLE XI
                               CLAIMS FOR BENEFITS

SECTION 11.1  SUBMISSION OF CLAIMS
Participants shall make claims for benefits under the Plan in writing following such procedures, including deadlines and documentation requirements, and using such forms, as are prescribed by the Plan Administrator. Claims which are approved by the Plan Administrator shall be paid as soon as administratively feasible.

SECTION 11.2  DENIAL OF CLAIMS
If a Participant's claim for benefits under this Plan is denied, the Plan Administrator shall provide notice to the Participant in writing of the denial. The notice shall be written in a manner calculated to be understood by the Participant and shall include:
(A)  the specific reason or reasons for denial;
(B) specific references to the pertinent Plan provisions on which the denial is based;
(C) a description of any additional material or information necessary for the applicant to perfect the claim and an explanation of why such material or information is necessary; and
(D)  an explanation of the Plan's claims review procedures.

SECTION 11.3  REVIEW OF DENIED CLAIMS
If a claim for benefits is denied, the Participant, at his sole expense, may appeal the denial to the Plan Administrator within sixty (60) days of the receipt of written notice of the denial. If, upon receipt of this appeal, the Plan Administrator determines that the Participant is not entitled to the benefits claimed, he shall afford the Participant or his representative a reasonable opportunity to appear personally before him, to submit issues and comments in writing, and to review pertinent documents. The Plan Administrator shall render its final decision with the specific reasons therefor in writing and shall transmit it to the Participant by certified mail within sixty (60) days of any such appearance.

                                   ARTICLE XII
                            MISCELLANEOUS PROVISIONS

SECTION 12.1  PARTICIPANT'S RIGHTS
This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with any right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon him as a Participant of this Plan.

Neither the establishment of this Plan nor any amendment, nor the payment of any benefit, will be construed as giving to any Participant or other person any legal or equitable right against the Employer or Plan Administrator.

SECTION 12.2  INFORMATION TO BE FURNISHED
Participants shall provide the Employer or Plan Administrator with such information and evidence and shall sign such documents as may reasonably be requested from time to time for the purpose of administration of the Plan.

SECTION 12.3  ALIENATION
No benefit which shall be payable to any Participant shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for or subject to, the debt, contracts, liabilities, engagements or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Plan Administrator, except to such extent as may be required by law.

SECTION 12.4  CONSTRUCTION
This Plan shall be construed and enforced according to the laws of the State of Indiana.

SECTION 12.5  SEVERABILITY
If any provision of this Plan shall be held by any court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective, unless the removal of the invalid or unenforceable provision would substantially defeat the basic intent, purpose and spirit of this Plan.

SECTION 12.6  LIABILITY
Nothing contained in this Plan shall impose on any officer, director or Employee of the Employer any personal liability for any benefit due a Participant pursuant to this Plan.

IN WITNESS WHEREOF, this Plan is hereby restated effective January 1, 1998.


                               BELDEN WIRE & CABLE COMPANY

                               By:    \s\ Cathy Odom Staples
                                     -------------------------------
                               Its:  Vice President
                                     -------------------------------
                               Date: September 1, 2000
                                     -------------------------------

Attest: /s/ Eivind Kolemainen
        ----------------------